                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               ZIXIT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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   [ ]  Fee paid previously with preliminary materials.

   [ ]  Check box if any part of the fee is offset as provided by Exchange Act
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

                                  [ZIXIT LOGO]

                             ---------------------

                               ZIXIT CORPORATION
                           2711 NORTH HASKELL AVENUE
                               SUITE 2850, LB 36
                              DALLAS, TEXAS 75204

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD WEDNESDAY, SEPTEMBER 20, 2000

                             ---------------------

     We will hold this year's annual stockholders' meeting on Wednesday, September 20, 2000, at 9:00 a.m. (registration to begin at 8:30 a.m.), Dallas time. Like last year, we will hold the meeting at the Cityplace Amphitheater, 4200 Cityplace, 2711 North Haskell Avenue, Dallas, Texas 75204. At the meeting, we will ask you to consider and vote on the following proposals:

     - a proposal to elect David P. Cook, H. Wayne Huizenga, Michael E. Keane, James S. Marston, Jeffrey P. Papows, Antonio R. Sanchez, Jr. and Dr. Ben
       G. Streetman as members of our Board of Directors; and

     - a proposal to increase the number of shares of our common stock available for grant under our 1995 Long-Term Incentive Plan from 1,000,000 to 1,825,000 shares.

     We will also discuss and take action on any other business that is properly brought before the meeting or any adjournment thereof. If you were a stockholder at the close of business on August 4, 2000, you are entitled to notice of, and to vote at, the meeting or any adjournment thereof. The stock transfer books will not be closed.

     We would like you to attend the meeting, but understand that you may not be able to do so. For your convenience, and to ensure that your shares are represented and voted according to your wishes, we have enclosed a proxy card for you to use. Please vote, sign and date the proxy card and return it to us as soon as possible. We have provided you with a postage-paid envelope to return your proxy card. If you attend the meeting, you may revoke your proxy and vote in person. We look forward to hearing from you.

                                            By Order of the Board of Directors,

                                            Ronald A. Woessner
                                            Senior Vice President, General
                                            Counsel & Secretary

Dallas, Texas
August 18, 2000

                            YOUR VOTE IS IMPORTANT.
        Please vote early even if you plan to attend the annual meeting.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS:
Why did I receive this proxy statement?.....................    1
I may have received more than one proxy statement. Why?.....    1
What will occur at the annual meeting?......................    1
How many votes are necessary to elect the nominees for
  director?.................................................    1
How many votes are necessary to approve the adoption of the
  amendment to ZixIt Corporation's 1995 Long-Term Incentive
  Plan?.....................................................    2
What if a nominee is unwilling or unable to stand for
  election?.................................................    2
How do I vote if I am not planning to attend the annual
  meeting?..................................................    2
What if I want to change my vote?...........................    2
How do I raise an issue for discussion or vote at the annual
  meeting?..................................................    2
What if my shares are in a brokerage account and I do not
  vote?.....................................................    3
How are abstentions treated?................................    3
How much will this solicitation cost, and who will pay for
  it?.......................................................    3
Where can I find the voting results of the annual
  meeting?..................................................    3

MORE ABOUT THE PROPOSALS:
Proposal 1: Election of Directors...........................    4
Proposal 2: Amendment of ZixIt Corporation's 1995 Long-Term
  Incentive Plan............................................    4

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION:
Who are our directors, executive officers and significant
  employees?................................................    7
How much stock do our principal stockholders, directors and
  executive officers own?...................................    9
How do our Board and its committees work?...................   11
How are our Board members paid?.............................   11
Compensation Committee Interlocks and Insider Participation
  in Compensation Decisions.................................   12
Report of Board of Directors on Executive Compensation......   12
Employment and Severance Agreements with Certain Executive
  Officers..................................................   15
Certain Relationships and Related Transactions..............   16
Stock Price Performance Graph...............................   17
Annual Reports..............................................   18

                             QUESTIONS AND ANSWERS

WHY DID I RECEIVE THIS PROXY STATEMENT?

     On or about August 18, 2000, we began mailing this proxy statement and accompanying proxy card to everyone who was a stockholder of our company at the close of business on August 4, 2000. We prepare a proxy statement each year to let our stockholders know when and where we will hold our annual stockholders' meeting. This proxy statement:

     - includes information about the matters that will be discussed and voted on at the meeting, and

     - provides you with updated information about our company.

I MAY HAVE RECEIVED MORE THAN ONE PROXY STATEMENT. WHY?

     If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote for each proxy that you received.

WHAT WILL OCCUR AT THE ANNUAL MEETING?

     First, we will determine whether enough stockholders are present at the meeting to conduct business. A stockholder will be deemed to be "present" at the meeting if the stockholder:

     - is present in person, or

     - is not present in person but has voted by proxy card prior to the meeting.

     All stockholders of record at the close of business on August 4, 2000 will be entitled to vote on matters presented at the meeting or any adjournment thereof. The holders of a majority, or 8,284,682, of the shares of our common stock entitled to vote at the meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice. If holders of fewer than 8,284,682 shares are present at the meeting, we will adjourn or reschedule the meeting. Under our Articles of Incorporation, for each share of common stock that you owned at the close of business on August 4, 2000, you are entitled to one vote on all matters brought before the meeting or any adjournment thereof.

     After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Also, some of our officers will report on our business. Our transfer agent, Computershare Investor Services, LLC (formerly Harris Trust and Savings Bank), will count the votes and act as inspector of election.

     A representative of Ernst & Young LLP, our independent auditors, is expected to be present at the annual meeting and will be afforded an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

     If enough stockholders are present at the meeting to conduct business, then we will vote on the proposals outlined in this proxy statement.

     We know of no other matters that will be presented for consideration at the annual meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of ZixIt Corporation.

HOW MANY VOTES ARE NECESSARY TO ELECT THE NOMINEES FOR DIRECTOR?

     At the close of business on August 4, 2000, there were 16,569,363 shares of our common stock issued and outstanding and entitled to vote. The seven nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a "plurality."

     Votes that are withheld from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote. Assuming a quorum is present, the affirmative vote of a "plurality" of the shares of common stock voted and entitled to vote for the election of directors is required for the election of directors. Votes may be cast in favor of, or withheld from, a director nominee.

     In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.

HOW MANY VOTES ARE NECESSARY TO APPROVE THE ADOPTION OF THE AMENDMENT TO ZIXIT CORPORATION'S 1995 LONG-TERM INCENTIVE PLAN?

     The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the proposed amendment to our 1995 Long-Term Incentive Plan. The same vote is generally required for action on any other matters that properly come before the meeting.

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO STAND FOR ELECTION?

     Each of the persons nominated for election to our Board of Directors has agreed to stand for election. However, should any nominee become unable or unwilling to accept nomination or election, no person will be substituted in his stead. The Board of Directors, in accordance with our Bylaws, will by resolution reduce the number of members of our Board accordingly. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought.

HOW DO I VOTE IF I AM NOT PLANNING TO ATTEND THE ANNUAL MEETING?

     In addition to voting in person at the meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.

     Please understand that voting by any means other than voting in person at the meeting has the effect of appointing David P. Cook, our Chairman of the Board, President and Chief Executive Officer, and Steve M. York, our Senior Vice President, Chief Financial Officer and Treasurer, as your proxies. They will be required to vote on the proposals described in this proxy statement exactly as you have voted. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Mr. Cook and Mr. York will be authorized to use their discretion to vote on such issues on your behalf.

     We encourage you to vote now even if you plan to attend the annual meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.

WHAT IF I WANT TO CHANGE MY VOTE?

     You may revoke your vote on a proposal at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2850, LB 36, Dallas, Texas 75204. You may also come to the meeting and change your vote in writing.

     Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly, and where no specific direction is given, it will be voted FOR adoption of each of the proposals set forth in the Notice and at the discretion of the proxy holders on any matter proposed to come before the meeting that was not brought to our attention by June 26, 2000.

HOW DO I RAISE AN ISSUE FOR DISCUSSION OR VOTE AT THE ANNUAL MEETING?

     If you would like to submit a proposal to be included in next year's proxy statement, you must submit your proposal in writing so that we receive it no later than April 20, 2001. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission. Under Rule 14a-8 of the Securities

Exchange Act of 1934, as amended, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy materials under certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us.

     Proposals should be directed to our Secretary, Ronald A. Woessner, at our principal executive offices at 2711 North Haskell Avenue, Suite 2850, LB 36, Dallas, Texas 75204. If a stockholder raises a matter at the meeting that requires a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.

WHAT IF MY SHARES ARE IN A BROKERAGE ACCOUNT AND I DO NOT VOTE?

     If your shares are in a brokerage account and you do not vote, your brokerage firm could:

     - vote your shares, if it is permitted by the rules of NASDAQ, or

     - leave your shares unvoted.

     Under applicable rules, brokers who hold shares in street name have the authority to vote in favor of all matters specified in the Notice, if they do not receive contrary voting instructions from beneficial owners. Under applicable law, if a broker has not received voting instructions with respect to certain shares and gives a proxy for those shares, but does not vote the shares on a particular matter, those shares will not affect the outcome of the vote with respect to that matter.

HOW ARE ABSTENTIONS TREATED?

     Any stockholder that is present at the meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will not be counted as an affirmative or negative vote in the election of the directors. With respect to all other matters, an abstention would have the same effect as a vote against the proposal. Our stockholders have no appraisal rights under Texas law with respect to the proposals specified in the Notice. If you sign your proxy card but do not specify how you want to vote on a proposal, then your shares will be voted FOR that proposal.

HOW MUCH WILL THIS SOLICITATION COST, AND WHO WILL PAY FOR IT?

     The cost of solicitation of proxies, including the cost of preparing, printing and mailing proxy materials, and the cost of reimbursing brokers for forwarding proxies and proxy statements to their principals will be borne by us. We have engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxy materials from stockholders at a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without extra compensation by our officers and employees by telephone or otherwise. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of shares of our common stock, and we may reimburse them for reasonable out-of-pocket expenses incurred by them.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

     We will announce the voting results at the meeting and will publish the results in our quarterly report on Form 10-Q for the third quarter of 2000. We will file that report with the Securities and Exchange Commission by mid-November of this year, and you can get a copy by contacting either our Investor Relations office at (214) 515-7357 or the Securities and Exchange Commission at (800) SEC-0330 or www.sec.gov.

                            MORE ABOUT THE PROPOSALS

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     We will vote on the election of seven members of our Board of Directors at the annual meeting. Each director serves until the next annual meeting of stockholders and until the director's successor is duly elected and qualified, unless earlier removed in accordance with our Bylaws. Officers serve at the discretion of our Board of Directors.

     The nominees for election to our Board are David P. Cook, H. Wayne Huizenga, Michael E. Keane, James S. Marston, Jeffrey P. Papows, Antonio R. Sanchez, Jr. and Dr. Ben G. Streetman.

                                                                                                   DIRECTOR
NAME(1)                                        PRINCIPAL OCCUPATION                                 SINCE
-------                                        --------------------                                --------
David P. Cook........................  Chairman, President and Chief                                 1995(2)
                                         Executive Officer, ZixIt Corporation
H. Wayne Huizenga....................  Chairman, AutoNation, Inc. and                                2000
                                         Extended Stay America, Inc.
Michael E. Keane.....................  Senior Vice President and Chief                               1997
                                         Financial Officer, UNOVA, Inc.
James S. Marston.....................  Private Investor                                              1991
Jeffrey P. Papows....................  President and Chief Executive                                 2000
                                         Officer, Maptuit.com Inc.
Antonio R. Sanchez, Jr. .............  Chairman and Chief Executive Officer,                         1993
                                         Sanchez Oil & Gas Corporation
Dr. Ben G. Streetman.................  Dean, College of Engineering at The                           1998
                                         University of Texas at Austin

---------------

(1) For biographical and other information regarding the nominees for director, please see "Who are our directors, executive officers and significant employees?" below.

(2) Mr. Cook also served on our Board of Directors from 1984 to 1990.

OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

                                   PROPOSAL 2

         AMENDMENT OF ZIXIT CORPORATION'S 1995 LONG-TERM INCENTIVE PLAN

     We have adopted an amendment to our 1995 Long-Term Incentive Plan (we refer to it as the "Plan"), subject to approval by our stockholders. The amendment increases the maximum number of shares of our common stock with respect to which options may be granted under the Plan from 1,000,000 to 1,825,000. As of June 30, 2000, the aggregate market value of the shares covered by the amendment was $38,001,563.

     A copy of the Plan, as amended and restated after giving effect to the amendment, is attached to this proxy statement as Appendix A. The following summary is qualified in its entirety by reference to the full text of the Plan. The following is a summary of certain provisions of the Plan.

  Administration

     The Plan is administered by our Board of Directors and the Board's Compensation and Stock Option Committee. The administrator of the Plan (the "committee") is authorized to grant awards in the form of stock options and to determine the terms and conditions relating to such options. The committee has complete authority to construe, interpret and administer the provisions of the Plan and the provisions of the agreements governing options granted thereunder. The committee will have the authority to prescribe, amend and rescind rules and regulations pertaining to the Plan and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations and interpretations made by the committee are final and conclusive.

  Eligibility

     Eligibility to participate in the Plan is limited to our employees and non-employee consultants and advisors and our subsidiaries' employees and non-employee consultants and advisors, as selected by the committee.

  Number of Shares Subject to the Plan

     Subject to adjustment as described below, assuming adoption of the amendment to the Plan, the maximum number of shares of our common stock for which options may be granted under the Plan is 1,825,000 shares. Currently, the maximum number of shares of our common stock for which options may be granted under the Plan is 1,000,000 shares. In the event of a stock split, stock dividend or other relevant change affecting our common stock, the committee has the authority to make appropriate adjustments to the number of shares available for grants and to the number of shares under outstanding grants and, if applicable, the exercise price under outstanding grants made before the event in question.

  Type of Award Under the Plan

     The committee may grant options under the Plan to purchase shares of our common stock. Assuming adoption of the proposed amendment to the Plan, the maximum number of shares of our common stock for which stock options may be granted under the Plan is 1,825,000 shares, compared to the current maximum of 1,000,000 shares. As of June 30, 2000, there were 30,962 shares available for option grants under the Plan. No participant in the Plan may be granted stock options for more than 400,000 shares of our common stock in the aggregate during the term of the Plan. The committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, the exercise price per share of stock subject to the option and other applicable conditions. The committee may grant either "nonqualified stock options" (we refer to these as "NQSOs") or "incentive stock options" (we refer to these as "ISOs") pursuant to Section 422 of the Internal Revenue Code, as amended, or both. The exercise price of ISOs may not be less than the fair market value of our common stock on the date of grant (and not less than 110% of the fair market value in the case of options granted to an optionee owning 10% or more of our outstanding common stock). The exercise price for NQSOs may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price may, at the discretion of the committee, be paid in cash, shares of our common stock or a combination thereof. We may make financing available to the optionee on such terms as the committee shall specify. The effect of an optionee's termination of employment by reason of death, retirement, disability or otherwise and other conditions that will apply to the exercise of the option will be specified in the option agreement evidencing the grant of the option. ISOs granted to an optionee who owns 10% or more of our outstanding common stock may not be exercisable more than five years after the date of grant (or such other time period as the Internal Revenue Code may require). NQSOs and all other ISOs may not be exercisable more than ten years after the date of grant.

  Amendment and Termination

     Our Board of Directors may amend, abandon, suspend or terminate the Plan or any portion thereof at any time. No amendment shall, however, be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. No options may be granted under the Plan after April 20, 2005.

  Change in Control

     In order to preserve the rights of participants in the event of a change in control of ZixIt Corporation, the committee in its discretion may, at the time a grant is made or any time thereafter, take one or more of the following actions:
(i) provide for the acceleration of any time period relating to the exercise of an option, (ii) provide for the purchase of the option upon the participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the option had the option been currently exercisable or payable, (iii) adjust the terms of the option in a manner determined by the committee to reflect the change in control, (iv) cause an option to be assumed, or new rights substituted therefor, by another entity or
(v) make such other provisions as the committee may consider equitable and in the best interest of ZixIt Corporation.

  Federal Income Tax Consequences

     Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to stock option awards under the Plan.

     An employee receiving NQSOs will not realize any taxable income, and we will not be entitled to any federal income tax deduction, at the time the NQSO is granted. At the time the NQSO is exercised, however, the employee generally will realize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the option price paid, and we will generally be entitled to a corresponding federal income tax deduction. Upon the sale of our common stock acquired upon exercise of a NQSO, the employee generally will recognize capital gain or loss.

     Any employee receiving ISOs generally will not realize taxable income, and we will not be entitled to a federal income tax deduction, at the time an ISO is granted or at the time the ISO is exercised. However, there may be certain alternative minimum tax consequences to the employee resulting from the exercise of an ISO. Upon a sale of our common stock acquired upon exercise of an ISO, the employee generally will realize a capital gain or capital loss, and we will receive no deduction, so long as the sale does not occur within two years of the date of the grant of the ISO or within one year from the date the shares were transferred to the employee upon the exercise of the ISO. If a sale does occur within two years of the date of grant or one year of the transfer date, however, part or all of the income recognized by the employee may be treated as ordinary income. Under such circumstances, we could be entitled to a federal income tax deduction equal to the ordinary income recognized by the employee.

  Summary

     Our Board of Directors believes that the proposed amendment to the Plan is in the best interest of ZixIt Corporation and its stockholders and is necessary to enable us to attract and retain highly qualified personnel. The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the proposed amendment to the Plan.

OUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT TO ZIXIT CORPORATION'S 1995 LONG-TERM INCENTIVE PLAN.

            OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

WHO ARE OUR DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES?

     There is no family relationship among any of our directors, executive officers or significant employees. The following table sets forth, as of June 30, 2000, the names of our directors, executive officers and other significant employees and their respective ages and positions:

NAME                                        AGE                    POSITION
----                                        ---                    --------
David P. Cook(1)(3).......................  48    Director, Chairman, President and Chief
                                                    Executive Officer
Donald D. Druckenbrodt....................  46    President and Chief Executive Officer,
                                                    ZixIt.com, Inc.
H. Wayne Huizenga.........................  62    Director, Vice Chairman
Michael E. Keane(2)(4)....................  44    Director
Douglas H. Kramp..........................  38    Executive Vice President, Strategic
                                                    Business Development; and President and
                                                    Chief Executive Officer, ZixMail.com,
                                                    Inc.
Dr. G. Gary Liu...........................  45    Vice President and Chief Technical
                                                    Officer, ZixIt.com, Inc.
James S. Marston(1)(2)(4).................  67    Director
Jeffrey P. Papows.........................  46    Director
J. Michael Poss...........................  49    Executive Vice President
Antonio R. Sanchez, Jr.(1)(3).............  57    Director
Dr. Ben G. Streetman(2)(3)................  61    Director
Ronald A. Woessner........................  43    Senior Vice President, General Counsel and
                                                    Secretary
Steve M. York.............................  49    Senior Vice President, Chief Financial
                                                    Officer and Treasurer

---------------

(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Nominating Committee.
(4) Member of the Compensation and Stock Option Committee.

     DAVID P. COOK was elected to our Board in December 1995 and was appointed Chairman, President and Chief Executive Officer in April 1998. He previously served as Chairman and Chief Executive Officer of ARBImetrics Corporation, a Dallas-based investment company that he founded. Mr. Cook founded Amtech Corporation (now ZixIt Corporation) and served as a director from 1984 until 1990, serving as Chairman of the Executive Committee until 1990. Mr. Cook founded Blockbuster Entertainment Corporation and was its Chief Executive Officer from its inception until 1987. Prior to that, he was Chairman of Cook Data Services, Inc., a software company that he also founded.

     DONALD D. DRUCKENBRODT rejoined our company in January 1999 as President and Chief Executive Officer of ZixIt.com, Inc., a wholly-owned subsidiary of ZixIt Corporation, where he is responsible for ZixIt.com, Inc.'s secure data center operations and software development activities. Mr. Druckenbrodt previously served as Vice President of Amtech Systems Corporation, a former wholly-owned subsidiary of ZixIt Corporation, from 1987 until 1990. Prior to rejoining ZixIt Corporation, Mr. Druckenbrodt served as Vice President of OGRE Partners, Ltd., an oil and gas economic modeling software firm, from 1992 until 1999. Mr. Druckenbrodt also served as President of Blockbuster Computer Systems, Inc., a wholly-owned subsidiary of Blockbuster Entertainment Corporation, from its inception until 1987.

     H. WAYNE HUIZENGA was elected director and Vice Chairman of our Board in May 2000. Mr. Huizenga has been Chairman of AutoNation, Inc. since August 1995 and served as its Chief Executive Officer from August 1995 until October 1996 and Co-Chief Executive Officer from October 1996 until September 1999. Mr. Huizenga has also been Chairman of Extended Stay America, Inc. since January 1995. Since May 1998, he has been Chairman of Republic Services, Inc. and Chief Executive Officer from May 1998 until December 1998. Since September 1996, he has been Chairman of Boca Resorts, Inc. He owns the Miami Dolphins professional sports franchise, as well as Pro Player Stadium, and is a director of theglobe.com and NationsRent, Inc. Mr. Huizenga was Chairman and Chief Executive Officer of Blockbuster Entertainment Corporation from April 1987 until its merger with Viacom, Inc. in September 1994. From September 1994 until October 1995, he served as Vice Chairman of Viacom, Inc. and Chairman of Blockbuster Entertainment Group, a division of Viacom, Inc. In January 1971, Mr. Huizenga co-founded Waste Management, Inc. and served in various capacities, including President, Chief Operating Officer and director, from its inception until 1984.

     MICHAEL E. KEANE was elected to our Board in November 1997. Mr. Keane has been Senior Vice President and Chief Financial Officer of UNOVA, Inc. since November 1997. UNOVA, Inc. comprises the former industrial technology businesses spun off from Western Atlas, Inc. in October 1997, where Mr. Keane was also Senior Vice President and Chief Financial Officer from October 1996 until October 1997 and Vice President and Treasurer from March 1994 until October 1996. Prior to that, he was Corporate Director, Pensions and Insurance, for Litton Industries, Inc. from February 1991 until March 1994.

     DOUGLAS H. KRAMP joined our company in May 1999 as Executive Vice President, Strategic Business Development. Mr. Kramp was subsequently appointed President and Chief Executive Officer of ZixMail.com, Inc., a wholly-owned subsidiary of ZixIt Corporation. He is responsible for the sales and marketing for ZixIt Corporation's ZixMail(TM) system. Prior to joining ZixIt Corporation, Mr. Kramp was part of the Office of the President at PageMart Wireless, Inc. from October 1998 until May 1999. Mr. Kramp was also the founder of Artificial Linguistics, Inc., a Dallas-based software company, where he directed the release of "PowerEdit," a software program that won PC Magazine's "Editor's Choice Award" in 1992.

     DR. G. GARY LIU became an employee of our company in January 1999 and was subsequently appointed Vice President and Chief Technical Officer of ZixIt.com, Inc., a wholly-owned subsidiary of ZixIt Corporation. From 1997 until beginning employment with ZixIt Corporation, Dr. Liu was President of Securisys Corporation, an encryption, start-up enterprise that he founded. Dr. Liu was also President of American Advanced Technology, Inc., a privately-held telecommunications design consulting company, from its founding in January 1993 until its dissolution in January 1997. Dr. Liu has a doctorate degree in physics from the California Institute of Technology (Caltech).

     JAMES S. MARSTON was elected to our Board in September 1991. From September 1987 through February 1998, Mr. Marston served as a Senior, or Executive, Vice President and the Chief Information Officer of APL Limited, a U.S.-based intermodal shipping company. Between 1986 and 1987, Mr. Marston served as President of AMR Technical Training Division, AMR Corporation.

     JEFFREY P. PAPOWS was elected to our Board in March 2000. Mr. Papows is currently President and Chief Executive Officer of Maptuit.com Inc. He is also on the Board of IT Factory. Prior to joining Maptuit.com Inc., Mr. Papows held a seven-year tenure with Lotus Development Corporation, an IBM company, where he served as its President and Chief Executive Officer from 1998 until 2000, President and Chief Operating Officer from 1996 until 1998 and Senior Vice President Notes Product Division from 1993 until 1996. In 1998, Mr. Papows first published Enterprise.com, a book on the effects and global promise of the Internet on large companies, which has since been reprinted in nine editions and six languages. Mr. Papows has also been a keynote speaker at Fall Comdex, Comdex Japan and Comdex Mexico.

     J. MICHAEL POSS joined our company in April 2000 as Executive Vice President. He was one of our early investors in 1987. From May 1979 until April 2000, Mr. Poss served as Chief Financial Officer of The Perot Group, the family office operation of Ross Perot.

     ANTONIO R. SANCHEZ, JR. was one of our early investors and was elected to our Board in February 1993. Mr. Sanchez has served as Chairman and Chief Executive Officer of Sanchez Oil & Gas Corporation since April 1992. Mr. Sanchez also holds interests in banking, real estate development, industrial parks and various other investments. Mr. Sanchez serves as a director of International Bank of Commerce ("IBC") and as a director and stockholder of IBC's publicly-traded holding company, International Bancshares Corporation. Mr. Sanchez is also a member of the Board of Regents of the Texas State University System and is a director of Conoco, Inc.

     DR. BEN G. STREETMAN became a director in July 1998. Dr. Streetman is Dean of the College of Engineering at The University of Texas at Austin and holds the Dula D. Cockrell Centennial Chair in Engineering. He is a Professor of Electrical and Computer Engineering and was the founding director of the Microelectronics Research Center, The University of Texas at Austin, from 1984 until 1996. Dr. Streetman also serves as a director of National Instruments Corporation and Global Marine, Inc.

     RONALD A. WOESSNER joined our company in April 1992 as General Counsel and was subsequently appointed Secretary and Senior Vice President. He was previously a corporate and securities attorney with the Dallas-based law firm of Johnson & Gibbs, P.C.

     STEVE M. YORK joined our company in April 1990 as Vice President, Chief Financial Officer and Treasurer and was subsequently appointed Senior Vice President. Mr. York, a Certified Public Accountant, previously held various financial management positions with commercial operating companies and was employed by Arthur Young & Co. (now Ernst & Young LLP).

     Following the meeting, our Board of Directors will adopt a resolution fixing the number of seats on our Board at seven. This resolution will supercede all prior resolutions regarding the number of seats on our Board.

HOW MUCH STOCK DO OUR PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS OWN?

     Set forth below is information as of June 30, 2000 concerning:

     - each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

     - the shareholdings of each of our directors and named executive officers; and

     - the shareholdings of all directors and executive officers as a group.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT TABLE

                                                                        AMOUNT AND NATURE
                                                                  OF BENEFICIAL OWNERSHIP(1)(2)
                                                            ------------------------------------------
                                                             NUMBER OF SHARES     PERCENTAGE OF TOTAL
BENEFICIAL OWNER                                            BENEFICIALLY OWNED   SHARES OUTSTANDING(3)
----------------                                            ------------------   ---------------------
David P. Cook(4)..........................................      2,500,077                13.19%
H. Wayne Huizenga(5)......................................         70,838                  *
Michael E. Keane(6).......................................         77,808                  *
Douglas H. Kramp(6).......................................         41,667                  *
James S. Marston(6).......................................         87,808                  *
Jeffrey P. Papows.........................................              0                  *
J. Michael Poss...........................................            100                  *
Antonio R. Sanchez, Jr.(7)................................      1,991,084                11.97%
Dr. Ben G. Streetman(6)...................................         27,500                  *
Ronald A. Woessner(8).....................................        121,977                  *
Steve M. York(9)..........................................        149,555                  *
White Rock Capital Management, L.P.(10)...................      1,263,500                 7.63%
  3131 Turtle Creek Boulevard, Suite 800
  Dallas, Texas 75219
All directors and executive officers as a group (12
  persons)................................................      5,088,255                26.12%

---------------

  *  Denotes ownership of less than 1%.

 (1) Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission. Unless otherwise noted, each stockholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

 (2) Unless otherwise noted, the address for each beneficial owner is c/o ZixIt Corporation, 2711 North Haskell Avenue, Suite 2850, LB 36, Dallas, Texas 75204.

 (3) Percentages are based on the total number of shares of our common stock outstanding at June 30, 2000. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of June 30, 2000, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

 (4) Includes 2,406,077 shares that Mr. Cook has the right to acquire under outstanding stock options that are currently exercisable.

 (5) Includes 35,419 shares that Mr. Huizenga has the right to acquire under outstanding warrants that are currently exercisable. Mr. Huizenga disclaims beneficial ownership with respect to 25,000 shares.

 (6) This individual has the right to acquire these shares under outstanding stock options that are currently exercisable or that become exercisable within 60 days of June 30, 2000.

 (7) Includes 292,751 shares that are owned by family members of Mr. Sanchez or by trusts for which Mr. Sanchez serves as trustee or is a beneficiary. Of such 292,751 shares, (i) 167,875 shares are held by family members of Mr. Sanchez; (ii) 85,500 shares, over which Mr. Sanchez exercises voting, investment and disposition power, are held in trusts for which Mr. Sanchez acts as trustee for the benefit of other persons and (iii) 39,376 shares, over which Mr. Sanchez does not have voting, investment or disposition powers, are held in a trust for the benefit of Mr. Sanchez and certain of his family members. Also, includes 85,308 shares that Mr. Sanchez has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of June 30, 2000.

 (8) Includes 77,124 shares that Mr. Woessner has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of June 30, 2000. Mr. Woessner disclaims beneficial ownership with respect to 27,611 shares.

 (9) Includes 68,500 shares that Mr. York has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of June 30, 2000 and 40,000 shares that are subject to forfeiture to ZixIt Corporation under certain circumstances.

(10) As reported in White Rock Capital Management, L.P.'s Form 13F, filed May 15, 2000 for the quarter ended March 31, 2000. See such filing for further detail.

  Compliance with SEC Section 16(a) Reporting Requirements

     Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10% of our outstanding common stock (collectively, "insiders") are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the Securities and Exchange Commission (we refer to it as the "SEC"). The SEC's rules require insiders to provide us with copies of all Section 16(a) reports that the insiders file with the SEC. Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any failure to file by those dates. Based solely upon our review of copies of Section 16(a) reports that we received from insiders for their 1999 transactions and written representations that no such additional reports were required to be filed with the SEC, we believe that our insiders have complied with all Section 16(a) filing requirements applicable to them during 1999.

HOW DO OUR BOARD AND ITS COMMITTEES WORK?

  Board Committees and Meetings

     Our business is managed under the direction of our Board of Directors. Our Board meets during the fiscal year to review significant developments and to act on matters requiring Board approval. Our Board met on five occasions during the year ended December 31, 1999. Each of the current directors attended at least 75% of all meetings of our Board called during the time he served as a director and at least 75% of all meetings of each committee of our Board on which he served.

     Our Board has established an Audit Committee, Compensation and Stock Option Committee, Executive Committee and Nominating Committee to devote attention to specific subjects and to assist our Board in discharging its responsibilities. The functions of these committees are described below.

     Audit Committee

     Our Audit Committee is currently comprised of Michael E. Keane, James S. Marston and Dr. Ben G. Streetman, all of which are non-employee directors. The Audit Committee has responsibility and authority for recommending to our Board the auditors to serve as the independent auditors of our books, records and accounts; reviewing the scope of audits made by the independent auditors; and receiving and reviewing the audit reports submitted by the independent auditors. The Audit Committee met on four occasions during the year ended December 31, 1999.

     Compensation and Stock Option Committee

     Our Compensation and Stock Option Committee is currently comprised of Michael E. Keane and James S. Marston, both non-employee directors. The Compensation and Stock Option Committee administers our stock option plans and executive compensation, although any proposed compensation arrangements and stock option grants for our corporate officers and stock option grants of 15,000 or more require approval of our entire Board of Directors. The Compensation and Stock Option Committee did not meet during the year ended December 31, 1999, inasmuch as the entire Board of Directors made the relevant compensation decisions.

     Executive Committee

     Our Executive Committee is currently comprised of David P. Cook, James S. Marston and Antonio R. Sanchez, Jr. The Executive Committee has authority to exercise the full powers of our Board of Directors, subject to certain exceptions. The Executive Committee did not meet during the year ended December 31, 1999.

     Nominating Committee

     An ad-hoc nominating committee appointed by our Board of Directors established the slate of director nominees proposed for election at the meeting.

     Stockholders desiring to submit nominations for Board members should forward them no later than April 20, 2001 to Ronald A. Woessner, Secretary, at our principal executive offices.

HOW ARE OUR BOARD MEMBERS PAID?

     On the day an outside director is first appointed or elected to our Board of Directors, such director is granted nonqualified options to purchase 25,000 shares of our common stock, which vest six months from the grant date with an exercise price equal to 100% of our common stock price on the grant date. Also, in January of each year, each director that has served on our Board at least 12 consecutive months will receive a further grant of options determined according to a specified formula. The exercise price for these options will be 120% of our common stock price on the grant date. These annual options were immediately vested in 1999 (but, the underlying stock is subject to transfer restrictions) and in subsequent years will vest over three years. We pay a

$15,000 retainer fee to outside directors until they are eligible to receive the annual option grants. Separately, Mr. Cook reallocated personal options to acquire 75,000 shares of our common stock (at an exercise price of $13.75 per share, as compared to Mr. Cook's exercise price of $7.00 per share) to Mr. Papows, in connection with Mr. Papows' initial appointment to our Board of Directors. We reimburse our directors for expenses they incur attending our Board or committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     James S. Marston, Michael E. Keane and Jack L. Martin served on our Compensation and Stock Option Committee during the year ended December 31, 1999. None of Messrs. Marston, Keane nor Martin is a current officer or employee of ZixIt Corporation. Mr. Martin resigned from our Board in March 2000. The committee did not meet during the year ended December 31, 1999 because the pertinent compensation decisions were made by our entire Board. We have no executive officers who serve as a member of a board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation and Stock Option Committee.

REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Our Compensation and Stock Option Committee or our entire Board of Directors approves salaries and annual bonuses for executive officers and administers our stock option plans.

     Compensation Policy

     At December 31, 1999, our executive officers were David P. Cook, President and Chief Executive Officer; Donald D. Druckenbrodt, President and Chief Executive Officer, ZixIt.com, Inc.; Douglas H. Kramp, President and Chief Executive Officer, ZixMail.com, Inc.; Steve M. York, Senior Vice President, Chief Financial Officer and Treasurer; and Ronald A. Woessner, Senior Vice President, General Counsel and Secretary.

     Chief Executive Officer Compensation

     Mr. Cook receives no salary from ZixIt Corporation. The compensation under his 1998 employment arrangement consisted entirely of options to acquire 4,254,627 shares of our common stock at an exercise price of $7.00 per share (twice the closing price of our common stock on the day preceding the date of the employment arrangement). In 2000, Mr. Cook exercised and sold 251,700 of these option shares. Additionally, in 2000, he has reallocated options to acquire 1,222,223 shares to the members of the investment group that, in May 2000, invested $44 million in ZixIt Corporation, and 404,627 shares to ZixIt personnel.

     Since Mr. Cook's compensation is entirely stock based, his interests are aligned precisely with those of our stockholders. Our Board believed that the employment arrangement was appropriate in light of Mr. Cook's demonstrated prior success in founding and nurturing start-up and development-stage enterprises.

     Other Executive Officer Compensation

     Messrs. Druckenbrodt and Kramp began working for ZixIt Corporation in 1999. None of the named executive officers received any increase in base compensation during 1999 or 2000 or any cash bonuses for 1999. As noted above, Mr. Cook reallocated a portion of his stock options to certain of our employees, including Mr. Druckenbrodt, who was granted options to acquire 59,500 shares of our common stock at an exercise price of $9.50 per share.

     Internal Revenue Code sec.162(m) Compliance

     Compensation in excess of $1 million per year realized by any of our five most highly compensated executive officers is not deductible by us for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. In

1999, none of our "named executive officers" earned compensation that was not deductible for federal income tax purposes.

     The options granted to Mr. Cook in 1998 do not comply with the requirements of Section 162(m), which, among other things, would have required us to obtain stockholder approval of the option grant. When we were discussing Mr. Cook's potential employment with him, time was of the essence. Seeking stockholder approval of his option grant would have, in the Board's opinion, imposed an unwarranted and harmful delay in completing the employment arrangement and Mr. Cook commencing his employment duties. These options will, during the year of exercise, likely result in Mr. Cook realizing compensation in excess of $1 million, depending on the number of options exercised and the price of the our common stock at the time. As of June 30, 2000, Mr. Cook has realized compensation of $11,286,377 in connection with the exercise of 251,700 of his option shares.

     Submitted by the Board of Directors:

        David P. Cook
        H. Wayne Huizenga*
        Michael E. Keane
        James S. Marston
        Jeffrey P. Papows*
        Antonio R. Sanchez, Jr.
        Dr. Ben G. Streetman
---------------

 * The compensation decisions discussed above were made prior to Messrs. Huizenga and Papows being appointed to our Board.

     This report will not be deemed to be incorporated by reference in any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this report by reference.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to our named executive officers for services rendered to ZixIt Corporation for the periods indicated.

                                                                              LONG-TERM COMPENSATION
                                                                        ----------------------------------
                                             ANNUAL COMPENSATION                 AWARDS            PAYOUTS
                                         ----------------------------   ------------------------   -------
                                                               OTHER                  NUMBER OF
                                                              ANNUAL    RESTRICTED    SECURITIES             ALL OTHER
                                                              COMPEN-     STOCK       UNDERLYING    LTIP      COMPEN-
NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS    SATION      AWARD        OPTIONS     PAYOUTS   SATION(4)
---------------------------       ----    ------     -----    -------   ----------    ----------   -------   ---------
DAVID P. COOK(1)................  1999   $     --   $    --   $   --     $     --            --      --       $    --
  President, Chief Executive      1998         --        --    3,750(1)        --     4,254,627      --            --
  Officer and Chairman            1997         --        --   15,000(1)        --         2,500      --            --
  of the Board
DONALD D. DRUCKENBRODT..........  1999    142,546        --       --           --        50,000      --         2,403
  President and Chief             1998         --        --       --           --            --      --            --
  Executive Officer,              1997         --        --       --           --            --      --            --
  ZixIt.com, Inc.
DOUGLAS H. KRAMP................  1999     93,750        --       --           --       125,000      --            --
  Executive Vice President,       1998         --        --       --           --            --      --            --
  Strategic Business              1997         --        --       --           --            --      --            --
  Development; President and
  Chief Executive Officer,
  ZixMail.com, Inc.
RONALD A. WOESSNER..............  1999    150,000        --       --           --            --      --        11,688
  Senior Vice President,          1998    150,000    50,000       --           --        38,625      --         5,156
  General Counsel and             1997    130,000     9,100       --           --        20,000      --         1,820
  Secretary
STEVE M. YORK...................  1999    193,000        --       --      112,970(2)(3)        --    --         5,093
  Senior Vice President,          1998    193,000    50,000       --       93,750(3)         --      --         2,800
  Chief Financial Officer         1997    193,000        --       --           --        25,000      --         2,000
  and Treasurer

---------------

(1) In April 1998, Mr. Cook became our Chairman, President and Chief Executive Officer. "Other Annual Compensation" and the 1997 option award represent director fees and director options paid or given prior to Mr. Cook's employment.

(2) Represents 15,000 restricted shares issued in conjunction with the 1999 exercise of certain option shares granted in 1996.

(3) The "restricted shares" can be forfeited to us if, during the three years following their issuance, (i) the recipient fails to hold the shares received upon exercise of the related stock option for the requisite period or (ii) the recipient's employment is terminated for cause or the recipient separates from employment with us under certain other circumstances. The "restricted share" awards provide for, with the consent of the Board of Directors, lapsing of restrictions if the recipient's employment is terminated other than for cause or if the recipient separates from employment with us under certain other circumstances.

(4) Represents our contributions to our 401(k) Retirement Plan or Employee Stock Purchase Plan.

               OPTION GRANTS IN 1999 TO NAMED EXECUTIVE OFFICERS

     We made the following stock option grants to our five most highly compensated executive officers during the year ended December 31, 1999.

                                         INDIVIDUAL GRANTS
                          ------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF    % OF TOTAL                               ASSUMED ANNUAL RATES OF
                          SECURITIES    OPTIONS                              STOCK PRICE APPRECIATION FOR
                          UNDERLYING   GRANTED TO   EXERCISE                          OPTION TERM
                           OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   -----------------------------
NAME                       GRANTED      IN 1999       SHARE        DATE           5%              10%
----                      ----------   ----------   ---------   ----------   -------------   -------------
David P. Cook...........        --          --%      $   --         --        $       --      $       --
Donald D.
  Druckenbrodt..........    50,000(1)     8.68         9.50     01/24/2009       298,500         757,000
Douglas H. Kramp........   125,000(1)    21.70        29.00     04/18/2009     2,280,000       5,777,500
Ronald A. Woessner......        --          --           --         --                --              --
Steve M. York...........        --          --           --         --                --              --

---------------

(1) The options vest ratably and become exercisable over three years. In the event of a change in control (as defined) of ZixIt Corporation or a material subsidiary of ZixIt Corporation under specified circumstances, the options become immediately exercisable.

        1999 AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

     The following table sets forth information relating to the exercises of stock options during the year ended December 31, 1999, and the value of unexercised stock options held as of December 31, 1999 by each of our five most highly compensated executive officers.

                           OPTION EXERCISES
                             DURING 1999                  NUMBER OF
                        ----------------------      SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                         NUMBER OF                 UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                          SHARES                      DECEMBER 31, 1999             DECEMBER 31, 1999
                         ACQUIRED      VALUE     ---------------------------   ----------------------------
NAME                    ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                    -----------   --------   -----------   -------------   ------------   -------------
David P. Cook.........        --      $    --     3,220,968      1,063,659     $105,130,331    $34,701,874
Donald D.
  Druckenbrodt........        --           --            --         50,000               --      1,506,250
Douglas H. Kramp......        --           --            --        125,000               --      1,328,125
Ronald A. Woessner....        --           --        70,686         29,314        2,350,086      1,052,771
Steve M. York.........    15,000       22,970        74,800             --        2,367,562             --

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

     We entered into an employment agreement with Mr. Cook dated April 29, 1998, which expires April 28, 2001. In consideration of the employment agreement, we issued to Mr. Cook options to acquire 4,254,627 shares of our common stock at an exercise price of $7.00 per share (twice the closing price of our common stock on the day preceding the date of the employment agreement). The options have a five-year term and became fully vested on May 1, 2000. Mr. Cook receives no salary under the employment arrangement.

     We are a party to severance agreements with Messrs. Woessner and York which, per the severance agreement formulas (which are based on years of service), as of June 30, 2000, provide for the payment to each of Messrs. Woessner and York of 18 months of each of their base salaries in the event each has good reason (as defined) to resign his employment or if his employment is terminated other than for cause. The severance agreements also provide for the payment to Mr. Woessner of two times, and to Mr. York of three times, each of their annual base salaries in the event his employment terminates after a change in control (as defined) of ZixIt Corporation. The severance agreements also contain confidentiality and non-competition provisions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1998, we acquired Petabyte Corporation, a digital data distribution start-up enterprise founded by Mr. Cook. In consideration of the sale of Petabyte Corporation, we paid Mr. Cook $200,000 and agreed to pay Mr. Cook four annual payments of $200,000 each. Effective March 1999, we returned to Mr. Cook title to a Petabyte patent covering certain digital data distribution concepts, while retaining a use license to the patent for a nominal payment. In connection with the return of the patent, our future payments to Mr. Cook, totaling $800,000, were eliminated.

     In February 1999, we entered into an agreement with Lante Corporation, an Internet services company, to assist us in the software development for ZixMail(TM) and ZixCharge(TM). Mr. Tebbe, who was elected a director in March 1999 and resigned in June 2000, is Chairman and a major stockholder of Lante Corporation. During 1999, we paid Lante Corporation development fees of $11,282,000, and we each issued options to acquire one another's common stock. This consulting arrangement with Lante Corporation was completed in November 1999.

     In April 1999, we entered into an agreement with Public Strategies, Inc., an international strategic communications firm, to assist in the marketing of ZixMail and ZixCharge. Mr. Martin, who was elected a director in August 1998 and resigned in March 2000, is Chairman of Public Strategies, Inc. During 1999, we paid Public Strategies, Inc. $770,000 for services performed and related expenses. This arrangement with Public Strategies, Inc. was terminated in April 2000.

     Mr. York was indebted to us at December 31, 1999 in the principal amount of $430,862. This amount represents money loaned by us to fund the exercise of retention incentive options and pay federal withholding taxes attributable to the lapse of transfer and forfeiture restrictions on certain of our shares held by Mr. York. Of this amount, $240,862 was repaid in January 2000. Mr. York's remaining indebtedness is represented by promissory notes that bear interest at the rate of 5.61% and 4.66% per annum. Both notes are secured by the shares issued upon exercise of the retention incentive options and are due in December 2001 and September 2002 (unless becoming due earlier under certain circumstances described in the notes).

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total return of an investment in our common stock over the five-year period ended December 31, 1999, as compared with the cumulative total return of an investment in (i) the Center for Research in Securities Prices ("CRSP") Total Return Index for The NASDAQ Stock Market (U.S. companies), (ii) the CRSP Total Return Index for NASDAQ Electronic Component Stocks and (iii) the CRSP Total Return Index for NASDAQ Computer and Data Processing Stocks. The comparison assumes $100 was invested on December 31, 1994 in our common stock and in each of the three indices and assumes reinvestment of dividends, if any. The CRSP-NASDAQ Computer and Data Processing Stocks index appears in the following graph for the first time this year. We believe this index is more appropriate, given our current business endeavors, than the CRSP-NASDAQ Electronic Component Stocks index, which was relevant to our previous radio frequency business and which will not be presented in future proxy statements.

     A listing of the companies comprising each of the CRSP-NASDAQ indices used in the following graph is available, without charge, upon written request. The stock price performance depicted on the graph below is not necessarily indicative of future stock price performance. The graph will not be deemed to be incorporated by reference in any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the graph by reference.

                                  [PERF.GRAPH]

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                            AMONG ZIXIT CORPORATION,
                        CRSP-NASDAQ STOCK MARKET (U.S.),
                  CRSP-NASDAQ ELECTRONIC COMPONENT STOCKS AND
                CRSP-NASDAQ COMPUTER AND DATA PROCESSING STOCKS

                                                                     CRSP-NASDAQ
                                                    CRSP-NASDAQ        COMPUTER
                                   CRSP-NASDAQ       ELECTRONIC        AND DATA
MEASUREMENT PERIOD      ZIXIT      STOCK MARKET      COMPONENT        PROCESSING
(YEAR ENDING)        CORPORATION      (U.S.)           STOCKS           STOCKS
------------------   -----------   ------------     -----------      -----------
12/31/94              $100.00      $100.00          $100.00          $100.00
12/31/95              $ 53.25      $141.33          $165.62          $152.28
12/31/96              $ 68.67      $173.89          $286.42          $187.95
12/31/97              $ 41.56      $213.07          $300.25          $230.90
12/31/98              $111.04      $300.25          $464.11          $412.23
12/31/99              $411.70      $542.43          $910.46          $871.27

ANNUAL REPORTS

     Our 1999 Annual Report to stockholders, including our Annual Report on Form 10-K (excluding exhibits), is being mailed together with this proxy statement. The Annual Report does not constitute any part of the proxy solicitation material.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. WE WOULD APPRECIATE THE PROMPT RETURN OF YOUR PROXY CARD, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                            By Order of the Board of Directors,

                                            Ronald A. Woessner
                                            Senior Vice President, General
                                            Counsel & Secretary

Dallas, Texas
August 18, 2000

                                                                      APPENDIX A

                               ZIXIT CORPORATION

                         1995 LONG-TERM INCENTIVE PLAN
                (AMENDED AND RESTATED AS OF SEPTEMBER 20, 2000)

SECTION 1. PURPOSE

     The purpose of the ZixIt Corporation 1995 Long-Term Incentive Plan (hereinafter called the "Plan") is to advance the interests of ZixIt Corporation (hereinafter called the "Company") by strengthening the ability of the Company to attract, on its behalf and on behalf of its Subsidiaries (as hereinafter defined), and retain personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership.

SECTION 2. DEFINITIONS

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

     "Committee" shall mean a committee of the Board of Directors comprised of at least two directors or the entire Board of Directors, as the case may be. Members of the Committee shall be selected by the Board of Directors. To the extent necessary to comply with the requirements of Rule 16b-3, the Committee shall consist of two or more Non-employee Directors. Also, if the requirements of sec.162(m) of the Code are intended to be met, the Committee shall consist of two or more "outside directors" within the meaning of sec. 162(m) of the Code.

     "Common Stock" shall mean the Common Stock of the Company, par value $.01 per share.

     "Date of Grant" shall mean the date on which an Option is granted pursuant to this Plan.

     "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

     "Effective Date" shall mean the first business day following the date of the 1995 annual meeting of the shareholders of the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by the Nasdaq National Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

     "Incentive Stock Option" shall mean a stock option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code (or any successor provision).

     "Non-employee Director" shall have the meaning given such term in Rule
16b-3.

     "Nonqualified Stock Option" shall mean a stock option granted under Section 6 that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
Option.

     "Optionee" shall mean the person to whom an option is granted under the Plan or who has obtained the right to exercise an option in accordance with the provisions of the Plan.

     "Plan Adoption Date" means the later of the date on which the Plan is adopted by the Board of Directors of the Company and by the shareholders of the Company in accordance with Rule 16b-3.

     "Rule 16b-3" shall mean Rule 16b-3 of the rules and regulations under the Exchange Act as it may be amended from time-to-time and any successor provision to Rule 16b-3 under the Exchange Act.

     "Subsidiary" shall mean any now existing or hereafter organized or acquired corporation or other entity of which more than fifty percent (50%) of the issued and outstanding voting stock or other economic interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

SECTION 3. ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret, and administer the terms and provisions of the Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive.

SECTION 4. ELIGIBILITY

     All employees and non-employee consultants and advisors, in each case, who, in the opinion of the Committee, in each case, have the capacity for contributing in a substantial measure to the successful performance of the Company are eligible to receive Options under the Plan.

SECTION 5. MAXIMUM AMOUNT AVAILABLE FOR OPTIONS

     (a) The maximum number of shares of Common Stock in respect of which Options may be made under the Plan shall be a total of 1,825,000 shares of Common Stock. Of that amount, no participant may be granted Options for more than 400,000 shares of Common Stock in the aggregate during the term of the Plan. Options that expire, lapse, or are cancelled or forfeited nonetheless continue to count against the 400,000 share limit. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby such shares shall thereafter be again available for award pursuant to the Plan.

     (b) In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust appropriately any or all of (1) the number and kind of shares which thereafter may be optioned under the Plan and (2) the grant, exercise or conversion price and/or number of shares with respect to the Options and/or, if deemed appropriate, make provision for cash payment to a Participant; provided, however, that the number of shares subject to any Option shall always be a whole number.

SECTION 6. STOCK OPTIONS

     (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.

     (b) The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the Code and relevant regulations. Incentive Stock Options to purchase Common Stock may be granted to such employees of the Company or its Subsidiaries (including any director who is also an employee of the Company or one of its Subsidiaries) as shall be determined by the Committee. Nonqualified Stock Options to purchase Common Stock may be granted to such eligible participants as shall be determined by the Committee. Neither the Company nor any of its Subsidiaries or any of their respective directors, officers or employees, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an Incentive Stock Option under the then applicable provisions of the Code.

     (c) The Committee shall, in its discretion, establish the exercise price at the time each Option is granted, which in the case of Nonqualified Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, or in the case of grants of Incentive Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant or such greater amount as may be prescribed by the Code.

     (d) Exercise

          (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable grant or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

          (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the Optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

          If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

          (3) The Company, in its sole discretion, may lend money to an Optionee, guarantee a loan to an Optionee or otherwise assist an Optionee to obtain the cash necessary to exercise all or any portion of an Option granted under the Plan.

          (4) The Company shall not be required to issue any fractional shares upon the exercise of any Options granted under this Plan. No Optionee nor an Optionee's legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until said option has been exercised and the purchase price of the shares in respect of which the option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code.

          (5) Any Common Stock issued to a person subject to the provisions of
     Section 16(b) of the Exchange Act, as interpreted by the rules, regulations, and interpretations of the Securities and Exchange Commission thereunder, pursuant to the exercise of an Option granted under this Plan and intended to comply with the requirements of Rule 16b-3 shall not be transferred until at least 6 months have elapsed from the later of (i) the date of grant of such Option or (ii) the Plan Adoption Date to the date of disposition of the Common Stock underlying such option.

     (e) No Incentive Stock Options granted pursuant to this Section 6 shall be exercisable (a) more than five years (or such other period of time as from time-to-time provided in the then-applicable provisions of the Code governing Incentive Stock Options) after the Date of Grant with respect to an Optionee who owns 10-Percent or more of the outstanding Common Stock (within the meaning of the Code), and (b) more than ten years after the Date of Grant with respect to all other Optionees. No Nonqualified Stock Options shall be exercisable more than ten years after the Date of Grant.

     (f) In no event shall any Option granted to any employee who is classified as "non-exempt" under the Fair Labor Standards Act of 1938 be exercisable less than six months after the date of grant, except in the case of death, disability, retirement, a change in control or other circumstances permitted by regulations under the Worker Economic Opportunity Act ("WEOA"). Grants to such non-exempt employees shall not be based on preestablished performance criteria, except as specifically permitted under the WEOA. Non-exempt employees shall be notified of the terms of their Options in accordance with the WEOA, and exercise of such Options must be voluntary.

SECTION 7. GENERAL PROVISIONS

     (a) The Company and its Subsidiaries shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Option exercises under the Plan. However, if permitted by the Committee or under the terms of the applicable agreement, the Participant may pay all or any portion of the taxes required to be withheld by the Employer or paid by the Participant with respect to such Common Stock by electing to have the Employer withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). Any such election is irrevocable and subject to disapproval by the Committee. If the Participant is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act, then the applicable agreement shall not provide the Participant an election, or, if it does, any such election shall be subject to the restrictions imposed by Rule 16b-3.

     (b) Each Option hereunder shall be evidenced in writing, delivered to the Participant, and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Option of the death, retirement, disability or other termination of employment of the Participant and the effect thereon, if any, of a change in control of the Company.

     (c) Unless otherwise provided in the agreement applicable thereto, no Option shall be assignable or transferable except by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

     (d) No person shall have any claim or right to be granted an Option. Further, the Company and its Subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Option. Neither the Plan nor any Option granted hereunder is intended to confer upon any Participant any rights with respect to continuance of employment or other utilization of his or her services by the Company or by a Subsidiary, nor to interfere in any way with his or her right or that of his or her employer to terminate his or her employment or other services at any time (subject to the terms of any applicable contract). The conditions to apply to the exercise of an Option in the event an Participant ceases to be employed by the Company or a Subsidiary for any reason shall be determined by the Committee, and such conditions shall be specified in the written agreement evidencing the Option.

     (e) Subject to the provisions of the applicable Option, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.

     (f) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.

     (g) The Plan was originally effective on April 21, 1995. No Options may be granted under the Plan after April 20, 2005; however, all previous Options issued that have not expired under their original terms or will not then expire at the time the Plan expires will remain outstanding.

     (h) Restrictions on Issuance of Shares

          (1) The Company shall not be obligated to sell or issue any Shares upon the exercise of any Option granted under the Plan unless: (i) the shares pertaining to such Option have been registered under applicable federal and state securities laws or are exempt from such registration;
     (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (iii) in the event the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the Plan. If the shares to be issued upon the exercise of any Option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

          (2) The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under the Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.

     (i) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to this Plan as it deems desirable; any such restrictions shall be set forth in the applicable agreement.

     (j) The Board of Directors may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval (including an increase in the maximum number of shares of Common Stock in respect of which Options may be made under the Plan) if such stockholder approval is necessary to comply with any tax or regulatory requirement or exchange listing rules, including for these purposes any approval requirement that is a prerequisite for exemptive relief under Section 16(b) of the Act.

     (k) In order to preserve a Participant's rights under an Option in the event of a change in control of the Company, the Committee in its discretion may, at the time an Option is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for the purchase of the Option upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Option had the Option been currently exercisable or payable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the change in control,
(iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

     AMENDED AND RESTATED as of September 20, 2000.

                                            ZIXIT CORPORATION

                                            By:
                                            ------------------------------------

                                            Its:
                                            ------------------------------------

                              [FRONT OF PROXY CARD]

        PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                ZIXIT CORPORATION

PROXY                                                                      PROXY

         BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                 AT THE CITYPLACE AMPHITHEATER, 4200 CITYPLACE,
                 2711 NORTH HASKELL AVENUE, DALLAS, TEXAS 75204
      9:00 A.M. (REGISTRATION AT 8:30 A.M.), WEDNESDAY, SEPTEMBER 20, 2000

The undersigned stockholder of ZixIt Corporation hereby appoints David P. Cook and Steve M. York, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated annual meeting and at any postponement(s) or adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND WILL BE VOTED ACCORDING TO YOUR DIRECTIONS MADE ON THE REVERSE SIDE. IF YOU DO NOT VOTE ON A PARTICULAR PROPOSAL (OTHER THAN PROPOSAL (3)), THIS PROXY WILL BE VOTED "FOR" THAT PROPOSAL. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                ZIXIT CORPORATION


             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING
                                DARK INK ONLY [X]

================================================================================

(1)  ELECTION OF DIRECTORS:

     Nominees:

     01 David P. Cook              02 H. Wayne Huizenga
     03 Michael E. Keane           04 James S. Marston
     05 Jeffrey P. Papows          06 Antonio R. Sanchez, Jr.
     07 Dr. Ben G. Streetman

           FOR               WITHHOLD         FOR ALL
           ALL               ALL              (EXCEPT*)
           [ ]               [ ]              [ ]

*(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name here):
                                 -----------------------------------------------

================================================================================

(2)  AMENDMENT TO ZIXIT CORPORATION'S 1995 LONG-TERM INCENTIVE PLAN.

           FOR               AGAINST          ABSTAIN
           [ ]               [ ]              [ ]

================================================================================

(3) ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, HEREBY REVOKING ANY PROXY OR PROXIES GIVEN BY THE UNDERSIGNED PRIOR TO THE DATE HEREOF.

By executing this proxy, you acknowledge receipt of ZixIt Corporation's 1999 Annual Report and Notice of 2000 Annual Meeting of Stockholders and Proxy Statement, dated August 18, 2000.

Dated:                                , 2000
       -------------------------------

Signature(s):
              ------------------------------------------------------------------

              ------------------------------------------------------------------
              (Please sign EXACTLY as your name(s) appear(s) on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                             [FOLD AND DETACH HERE]
         YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND MAIL TODAY.